Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO § 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K of BG Staffing, Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 29, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge:

1.        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 12, 2020	/s/ Beth Garvey
Beth Garvey
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer and Secretary
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to BG Staffing, Inc. and will be retained by BG Staffing, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.